                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 27, 2002
               -------------------------------------------------
               (Date of Report: Date of earliest event reported)


                           ALPINE AIR EXPRESS, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


          DELAWARE                 000-27011               33-0619518
---------------------------- -----------------------  --------------------
(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)


                     1177 Alpine Air Way, Provo, Utah 84601
          -------------------------------------------------------------
                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 373-1508
                                                    --------------

                                NA
     ---------------------------------------------------------------------
        (Former name or former address, if changed since last report)

                        ITEM 5. OTHER EVENTS


    Alpine Air Express, Inc., Alpine Aviation, Inc., Eugene Mallette, the CEO of Alpine Air Express, Inc. and Kenneth D. Holliday, a director of Alpine Air Express, Inc. were recently served with a lawsuit by North South Airways, Inc., a Georgia Corporation. The lawsuit alleges Kenneth Holliday breached his duty to North South Airways by supplying confidential information to Alpine Air Express and its subsidiaries in breach of his obligations to North South Airways. The complaint further alleges that Alpine Air Express and Mr. Mallette misappropriated this information. The suit seeks aggregate damages in the amount of $6,000,000. Alpine is in the process of analyzing the complaint and is retaining attorneys to handle this matter. Alpine denies the allegations in the complaint, maintains the allegations are without merit and will vigorously defend the lawsuit.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          Alpine Air Express, Inc.


                                          By: /s/
                                             ----------------------------
Date: September 2, 2002                      Eugene Mallette, Chief Executive
                                             Officer